Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

CMLTI 2007-AR7

The following is a preliminary Term Sheet. All terms and statements are subject to change.

PRELIMINARY TERM SHEET
$117,893,000 (APPROXIMATE)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates, Series 2007-AR7
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty Corp. Sponsor

May 24, 2007

Registration Statement No. 333-138237. This term sheet constitutes ABS informational and computational material used in reliance on Rule 167 of the Securities Act of 1933, as amended. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this termsheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This termsheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this termsheet is preliminary and is subject to completion or change. The information in this termsheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar termsheet relating to these securities. This termsheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this termsheet may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this termsheet may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This termsheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this termsheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citigroup.com

Mortgage Finance
Jon Riber	(212) 723-9937	jonathan.riber@citigroup.com
Ranie Guo	(212) 723-6557	ranie.guo@citigroup.com

Analytics
Michael Park	(212) 723-6402	michael.Park@citigroup.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citigroup.com

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Term Sheet	Date Prepared: May 24, 2007

CITIGROUP MORTGAGE LOAN TRUST INC.,
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR7

Approximate Total Principal Amount Offered: $117,893,000

Certificates
Class	Approximate Principal Balance ($)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Tranche Type	Expected Ratings (Moody’s/Fitch)
A1A*	183,815,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 1) 5/1	Aaa/AAA
A2A	117,893,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 2) 5/1 Conforming	Aaa/AAA
A2B	6,775,000	[TBD]	[TBD]	Net WAC	Senior Support (Group 2)	[TBD/TBD]
A3A*	257,230,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 3) 5/1 Jumbo	Aaa/AAA
A4A*	60,937,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 4) 5/1 Conforming	Aaa/AAA
A134B* (1)	47,810,000	[TBD]	[TBD]	Net WAC	Senior Support (Groups 1, 3 and 4)	Aa1/AAA
A5A*	98,688,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 5) 7/1	Aaa/AAA
A5B*	9,400,000	[TBD]	[TBD]	Net WAC	Senior Support (Group 5) 7/1	Aa1/AAA
B1*	21,268,000	[TBD]	[TBD]	Net WAC	Subordinate (All Groups)	Aa2/AA
B2*	15,736,000	[TBD]	[TBD]	Net WAC	Subordinate (All Groups)	A2/A
B3*	12,333,000	[TBD]	[TBD]	Net WAC	Subordinate (All Groups)	Baa2/BBB
B4*	9,357,000	[TBD]	[TBD]	Net WAC	Subordinate (All Groups)	Ba2/BB
B5*	5,104,000	[TBD]	[TBD]	Net WAC	Subordinate (All Groups)	B2/B
B6*	4,252,582	[TBD]	[TBD]	Net WAC	Subordinate (All Groups)	UR
* These classes will not be offered pursuant to this termsheet

(1)
The pass-through rate for the Class A134B Certificates will be the weighted average of the pass-through rates of the Class A1A, Class A3A, and Class A4A Certificates, each weighted on the basis of the principal balance of the Senior Support Component relating to each applicable loan group

Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-AR7.

Offered Certificates:	Approximately $117,893,000 variable-rate Class A2A Certificates.

Senior Certificates:	Class A1A, Class A2A, Class A2B, Class A3A, Class A134B, Class A4A, Class A5A and Class A5B Certificates (otherwise known as the “Class A Certificates”).

Super Senior
Certificates:	Class A1A, Class A2A, Class A3A, Class A4A and Class A5A Certificates.

Senior Support
Certificates:	Class A2B, Class A134B and Class A5B Certificates.

Senior Support
Components:	The Class A134B Certificates will be comprised of the A1B Component, the A3B Component, and the A4B Component.

Non-Offered
Certificates:
The Class A1A, Class A2B, Class A3A, Class A4A, Class A5A, Class A5B, and Class A134B Certificates; the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates (collectively referred to as the “Class B Certificates” or the “Subordinate Certificates”); and the Class R Certificates (the “Residual Certificates”) will not be offered pursuant to this termsheet.

Cut-off Date:	May 1, 2007.

Settlement Date:	On or about May 31, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in June 2007.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust 2007-AR7. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originators (>10%):	American Home Mortgage Corporation, Countrywide Home Loans, Inc., Suntrust Mortgage

Servicers (>10%):	Countrywide Home Loans Servicing LP, Wells Fargo Bank N.A., CitiMortgage, Inc., Suntrust Mortgage

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	U.S. Bank National Association

The Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 2,016 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $850,598,682 subject to +/- 10% variance (the “Mortgage Loans”). The mortgage rates on the Mortgage Loans are determined based on a 12-Month LIBOR, 6-Month LIBOR or a 1-Year CMT index and have initial payment adjustments occurring five or seven years after their respective first due dates.

The Group 2 Mortgage
Loans:
Approximately 668 adjustable-rate, first lien hybrid, conforming mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $135,590,174 (the “Group 2 Mortgage Loans”). The mortgage rates on the Group 2 Mortgage Loans are determined based on a 12-Month LIBOR or 6-Month LIBOR and have initial payment adjustments occurring five years after their respective first payment dates.

Structure:	The structure is senior/subordinate, shifting interest.

Pass-Through Rates:
The pass-through rate for the Super Senior Certificates will be the Net WAC Rate of the Mortgage Loans in the related loan group. The pass-through rate for the Class A2B and A5B Certificates will be the Net WAC Rate of the Mortgage Loans in the related loan group.

The pass-through rate for the Class A134B Certificates will be the weighted average of the pass-through rates of the Class A1A, Class A3A, and Class A4A Certificates, each weighted on the basis of the principal balance of the senior support component relating to each applicable loan group.

The pass-through rate for the Class B Certificates will be a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the principal balance of the related Super Senior Certificates and the related Senior Support Certificates or Senior Support Component, as applicable) of (i) the Group 1 Net WAC Rate, (ii) the Group 2 Net WAC Rate, (iii) the Group 3 Net WAC Rate, (iv) the Group 4 Net WAC Rate and (v) the Group 5 Net WAC Rate.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate and any LPMI fee if applicable.

Net WAC Rate:	The Net WAC Rate for any distribution date and any subset of the mortgage loans is a rate per annum equal to the weighted average of the Net Mortgage Rates of the mortgage loans in such subset.

Credit Enhancement:
Credit enhancement for the Class A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class B Certificates will be subordinate to, and provide credit enhancement for, the Class A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to certain loss allocations.

Limited
Cross Collateralization:
In certain limited circumstances, certain amounts received on the Mortgage Loans in a loan group may be available to distribute interest and principal due on Class A Certificates related to another loan group.

Subordination:
Certificates	Ratings (Moody’s/Fitch)	Initial Subordination Percentage*
Class A Certificates	AAA/AAA	8.00%
*Approximate

Available Funds:	With respect to any Distribution Date and any loan group, the scheduled payments collected or advanced on the related Mortgage Loans that were due during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:	With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:	On each Distribution Date, the payment to the Certificates, to the extent of available funds, will generally be made in the following order of priority:

1.
From available funds with respect to each loan group, concurrently, to the holders of the Class A Certificates and/or components relating to such loan group, pro rata based on interest entitlement, in an amount equal to the interest accrued on each such class or component at its pass-through rate;

2.
Distributions of principal with respect to each loan group, concurrently, from remaining available funds from such loan group, to the holders of the Class A Certificates and/or components relating to such loan group, pro rata based on principal balance, in an amount equal to the senior principal distribution amount for such loan group (Distributions of principal with respect to the Group 2 Mortgage Loans will be paid pro rata to the holders of the Class A2A and A2B Certificates unless there is a Sequential Trigger Event as defined herein);

3.	From remaining available funds from all loan groups, as follows:

a.
distributions of interest at the applicable pass-through rate to the Class B Certificates in order of their numerical class designations, beginning with the Class B1, until each class of Class B Certificates shall have received such interest; and

b.	To the Class B Certificates in order of their numerical designations, each class’ allocable share of the principal distributable to the Class B Certificates.

Allocation of Losses:
Realized losses (other than fraud, hazard or bankruptcy losses in excess of the limits covered by subordination - referred to as “Excess Losses”) on the Mortgage Loans will be allocated to the Class B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each class of Class B Certificates has been reduced to zero.

Thereafter, realized losses (other than Excess Losses) on the Mortgage Loans will be allocated to the Class A1B Component and then the Class A1A Certificates (if the realized loss is on a Group 1 Mortgage Loan), or to the Class A2B Certificates and then the Class A2A Certificates (if the realized loss is on a Group 2 Mortgage Loan), or to the Class A3B Component and then the Class A3A Certificates (if the realized loss is on a Group 3 Mortgage Loan), or to the Class A4B Component and then to the Class A4A Certificates (if the realized loss is on a Group 4 Mortgage Loan), or to the Class A5B Certificates and then to the Class A5A Certificates (if the realized loss is on a Group 5 Mortgage Loan).

Realized losses from Group 1, 3, 4, or 5 Mortgage Loans will not be allocated to the Class A2B Certificates or to the Class A2A Certificates.
Class A2A Loss
Protection:
Class	Loss Protection*
A2A (Super Senior)	13.00%
A2B (Senior Support)	8.00%
*Approximate

The initial principal balance of the Class A2B Certificates is $6,775,000, or 5% of the Group 2 Mortgage Loans. If the certificate principal balance of the Class B Certificates have been reduced to zero, realized losses (other than Excess Losses) from the Group 2 Mortgage Loans will be allocated first to the Class A2B Certificates and then to the Class A2A Certificates.

Allocation of Scheduled
Principal:
On each Distribution Date, the Class A Certificates will be entitled to receive the related Senior Percentage of all scheduled principal collected or advanced and certain kinds of unscheduled principal collected and the Class B Certificates will be entitled to receive the related Subordinate Percentage of such amounts. The “Senior Percentage” for a loan group on any Distribution Date will be equal to the percentage obtained by dividing the aggregate principal balance of the Class A Certificates (or components thereof) relating to such loan group immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Mortgage Loans in such loan group as of the beginning of the related Due Period. The “Subordinate Percentage” for any loan group on any Distribution Date will be 100% minus the related Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class A Certificates and/or components will be entitled to receive 100% of the principal prepayments received and certain other kinds of unscheduled principal collected on the related Mortgage Loans through the Distribution Date in May 2014. After such time the senior prepayment percentages for the Class A Certificates and/or components will be the related Senior Percentage of such principal plus a declining portion of the related Subordinate Percentage of such principal. The subordinate prepayment percentages for the Class B Certificates will be as follows:

June 2014 - May 2015	30% of their pro rata share
June 2015 - May 2016	40% of their pro rata share
June 2016 - May 2017	60% of their pro rata share
June 2017 - May 2018	80% of their pro rata share
June 2018 - and after	100% of their pro rata share

Provided that:

(i)	the aggregate principal balance of the Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Subordinate Certificates as of that date; and
(ii)	the cumulative realized losses on the Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the senior prepayment percentages with respect to the Class A Certificates and/or components will not decrease as scheduled. Not withstanding the foregoing,

(i) if on any Distribution Date before the Distribution Date in May 2010, the subordination percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Subordinate Certificates will receive 50% of their pro rata share of unscheduled principal from the Mortgage Loans; and

(ii) if on any Distribution Date on or after the Distribution Date in May 2010, the subordination percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Subordinate Certificates will receive 100% of their pro rata share of unscheduled principal from the Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate certificate principal Balance of the Class A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentages for the Class A Certificates for such Distribution Date will equal 100%.

Trigger Amount:
Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
June 2014 - May 2015	30%
June 2015 - May 2016	35%
June 2016 - May 2017	40%
June 2017 - May 2018	45%
June 2018 and after	50%
Sequential Trigger
Event:
If on any Distribution Date cumulative realized losses on the Mortgage Loans are equal to or greater than .75% of the principal balance of the mortgage loans as of the cut-off date, scheduled and unscheduled principal that would otherwise be paid pro-rata to the Class A2A and Class A2B Certificates would instead be allocated sequentially, to the Class A2A Certificates and the Class A2B Certificates, in that order until their respective class principal balances have been reduced to zero.

If on any Distribution Date the 60+ Day Rolling Average equals or exceeds 50% of the prior period’s credit enhancement percentage for the Class A Certificates, scheduled and unscheduled principal that would otherwise be paid pro-rata to the Class A2A and Class A2B Certificates would instead be allocated sequentially, to the Class A2A Certificates and the Class A2B Certificates, in that order until their respective class principal balances have been reduced to zero.

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Mortgage Loans (and related properties acquired on behalf of the trust) when the Mortgage Loans and such properties remaining in the trust have been reduced to less than 1% of the principal balance of the Mortgage Loans as of the Cut-Off Date.

P&I Advances:
The related Servicers will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent the Servicer fails to do so, the Master Servicer will be required to make such advances. The Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the related Originators.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Product Type	Group 2	Aggregate
Aggregate Principal Balance	$135,509,174.27	$850,598,681.52
Average Loan Balance	$202,858.05	$421,923.95
Number of Loans	668	2,016
WA Months to Roll	57	61
WA Remaining Term to Maturity (Months)	357	358
Gross WAC (%)	7.429%	6.835%
WA Expense Fee (%)	0.327%	0.265%
Net WAC (%)	7.103%	6.569%
WA Initial Cap (%)	4.980%	5.010%
WA Periodic Cap (%)	1.016%	1.599%
Maximum Gross Rate (%)	12.450%	11.887%
Minimum Coupon (%)	6.500%	3.875%
Maximum Coupon (%)	9.250%	9.375%
Maximum Max Rate (%)	14.250%	14.375%
WA Gross Margin (%)	3.994%	2.950%
WA Net Margin (%)	3.667%	2.685%
6-Month LIBOR Indexed (%)	99.07%	43.82%
12-Month LIBOR Indexed (%)	0.93%	54.64%
1-Year CMT Indexed (%)	0.00%	1.53%
Non- Zero WA FICO	699	710
Interest Only (%)	84.81%	90.59%
Cash Out Refinance (%)	51.54%	33.36%
California (%)	12.55%	36.75%
Primary Residence (%)	42.25%	79.86%
Single Family and PUD (%)	72.07%	81.37%
Largest Loan Balance	$640,000.00	$3,000,000.00
WA Original LTV (%)	77.26%	75.29%
WA Current LTV (%)	77.21%	75.25%
Top Originators (%)	American Home: 83.30%	Countrywide: 43.44%
	Opteum: 11.02%	American Home: 31.60%
	Weichert: 2.16%	Suntrust: 10.85%

Collateral Summary: Aggregate
Collateral statistics for the Aggregate Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	2,016
Aggregate Original Principal Balance:	$851,008,142.25	(+/-) 7%
Aggregate Current Principal Balance:	$850,598,681.52	(+/-) 7%
Average Original Loan Balance:	$422,127.05	Approx.
Average Current Loan Balance:	421,923.95	Approx.
Percent of Interest Only Loans:	90.59%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	33.96%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.569%/6.835%	(+/-) 7 bps
GWAC Range:	3.875%/9.375%	Approx.
Index:
6-Month LIBOR	43.82%	Approx.
12-Month LIBOR	54.64%	Approx.
One Year CMT	1.53%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	3.520%/3.819%	(+/-) 7 bps
12-Month LIBOR	2.020%/2.259%	(+/-) 7 bps
One Year CMT	2.508%/2.750%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	43.82%	Approx.
Annually	56.18%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	358	(+/-) 1 month
Wtd. Avg. Months to Roll:	61	(+/-) 1 month
Wtd. Avg. Next Change Date:	5/29/2012	Approx.
Wtd. Avg. Initial Cap:	5.010%	Approx.
Wtd. Avg. Periodic Cap:	1.599%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.690%/2.955%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.622%/11.887%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.29%	Approx.
Wtd. Avg. Combined LTV:	83.93%	Approx.
Percent with Simultaneous Second Lien:	50.43%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	710	Approx.
Geographic Distribution: (>5%)
California	36.75%	Approx.
Florida	17.77%	Approx.
Originators: (>10%)
Countrywide	43.44%	Approx.
American Home	31.60%	Approx.
Suntrust	10.85%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
34,000.00 - 50,000.00	10	416,758.21	0.05	8.124	687	77.85
50,000.01 - 75,000.00	43	2,736,948.82	0.32	7.784	717	79.91
75,000.01 - 100,000.00	66	5,895,988.79	0.69	7.581	697	75.29
100,000.01 - 125,000.00	76	8,610,579.26	1.01	7.488	711	77.44
125,000.01 - 150,000.00	116	15,965,220.79	1.88	7.409	704	74.88
150,000.01 - 175,000.00	104	16,869,527.04	1.98	7.338	708	77.81
175,000.01 - 200,000.00	115	21,627,589.52	2.54	7.329	697	77.83
200,000.01 - 225,000.00	94	20,045,400.90	2.36	7.243	700	78.53
225,000.01 - 250,000.00	101	24,066,618.38	2.83	7.265	699	78.15
250,000.01 - 275,000.00	58	15,244,121.97	1.79	7.162	704	78.62
275,000.01 - 300,000.00	81	23,394,222.94	2.75	7.267	694	78.03
300,000.01 - 333,700.00	63	19,883,509.22	2.34	7.227	699	79.20
333,700.01 - 350,000.00	32	10,931,094.16	1.29	7.203	701	79.29
350,000.01 - 400,000.00	77	29,131,970.72	3.42	7.099	708	79.39
400,000.01 - 500,000.00	327	148,626,552.15	17.47	6.665	710	77.30
500,000.01 - 600,000.00	241	131,446,532.23	15.45	6.610	715	77.08
600,000.01 - 700,000.00	161	104,308,578.63	12.26	6.789	712	75.18
700,000.01 - 800,000.00	84	63,757,583.06	7.50	6.892	712	75.11
800,000.01 - 900,000.00	40	34,355,788.38	4.04	6.675	702	71.38
900,000.01 - 1,000,000.00	64	62,081,874.96	7.30	6.801	711	70.42
1,000,000.01 - 1,500,000.00	49	61,663,619.74	7.25	6.465	718	68.74
1,500,000.01 - 2,000,000.00	9	16,487,601.65	1.94	6.295	714	66.94
2,000,000.01 - 2,500,000.00	2	4,582,000.00	0.54	6.036	759	59.31
2,500,000.01 - 3,000,000.00	3	8,469,000.00	1.00	7.311	729	66.77
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The average current balance, as of the cut-off date is approximately $421,924.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
34,000.00 - 50,000.00	10	416,758.21	0.05	8.124	687	77.85
50,000.01 - 75,000.00	43	2,736,948.82	0.32	7.784	717	79.91
75,000.01 - 100,000.00	66	5,895,988.79	0.69	7.581	697	75.29
100,000.01 - 125,000.00	75	8,485,686.31	1.00	7.484	712	77.47
125,000.01 - 150,000.00	117	16,090,113.74	1.89	7.412	704	74.88
150,000.01 - 175,000.00	104	16,869,527.04	1.98	7.338	708	77.81
175,000.01 - 200,000.00	115	21,627,589.52	2.54	7.329	697	77.83
200,000.01 - 225,000.00	94	20,045,400.90	2.36	7.243	700	78.53
225,000.01 - 250,000.00	101	24,066,618.38	2.83	7.265	699	78.15
250,000.01 - 275,000.00	58	15,244,121.97	1.79	7.162	704	78.62
275,000.01 - 300,000.00	80	23,094,581.51	2.72	7.266	693	78.01
300,000.01 - 333,700.00	64	20,183,150.65	2.37	7.229	700	79.21
333,700.01 - 350,000.00	32	10,931,094.16	1.29	7.203	701	79.29
350,000.01 - 400,000.00	77	29,131,970.72	3.42	7.099	708	79.39
400,000.01 - 500,000.00	327	148,626,552.15	17.47	6.665	710	77.30
500,000.01 - 600,000.00	241	131,446,532.23	15.45	6.610	715	77.08
600,000.01 - 700,000.00	161	104,308,578.63	12.26	6.789	712	75.18
700,000.01 - 800,000.00	83	62,958,479.50	7.40	6.905	712	75.05
800,000.01 - 900,000.00	41	35,154,891.94	4.13	6.657	702	71.57
900,000.01 - 1,000,000.00	64	62,081,874.96	7.30	6.801	711	70.42
1,000,000.01 - 1,500,000.00	49	61,663,619.74	7.25	6.465	718	68.74
1,500,000.01 - 2,000,000.00	9	16,487,601.65	1.94	6.295	714	66.94
2,000,000.01 - 2,500,000.00	2	4,582,000.00	0.54	6.036	759	59.31
2,500,000.01 - 3,000,000.00	3	8,469,000.00	1.00	7.311	729	66.77
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The average balance at origination is approximately $422,127.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	541	369,489,750.08	43.44	6.493	712	74.23
American Home	974	268,786,751.60	31.60	7.530	703	76.98
Suntrust	148	92,323,356.86	10.85	6.363	722	71.39
Opteum	148	43,754,106.02	5.14	6.926	694	82.11
Taylor Bean	75	28,553,246.93	3.36	6.580	721	72.54
Pmc	29	11,513,375.27	1.35	6.555	696	78.01
Provident	19	10,047,021.64	1.18	6.046	744	76.87
Weichert	43	9,869,199.09	1.16	7.258	708	77.69
Natcity	17	7,140,951.23	0.84	5.997	717	73.95
Citimortgage	13	5,784,355.97	0.68	6.555	753	75.12
Silver State	2	1,045,166.83	0.12	8.316	647	80.00
Quicken	2	952,700.00	0.11	6.000	762	80.00
Homebanc	2	697,500.00	0.08	6.297	715	78.68
Mortgage It	2	353,200.00	0.04	6.372	719	80.00
Wells Fargo	1	288,000.00	0.03	7.750	710	80.00
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Citimortgage	477	141,323,662.70	16.61	7.369	705	77.67
Countrywide	541	369,489,750.08	43.44	6.493	712	74.23
Natcity	17	7,140,951.23	0.84	5.997	717	73.95
Opteum	148	43,754,106.02	5.14	6.926	694	82.11
Suntrust	148	92,323,356.86	10.85	6.363	722	71.39
Wells Fargo	685	196,566,854.63	23.11	7.323	708	75.92
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
3.875 - 3.999	1	514,392.00	0.06	3.875	804	80.00
4.000 - 4.499	1	428,410.00	0.05	4.375	777	80.00
4.500 - 4.999	6	3,341,815.00	0.39	4.789	722	78.57
5.000 - 5.499	14	8,120,931.38	0.95	5.260	734	74.93
5.500 - 5.999	174	110,102,916.95	12.94	5.774	728	72.12
6.000 - 6.499	311	183,646,252.04	21.59	6.188	716	73.45
6.500 - 6.999	437	196,474,578.41	23.10	6.695	710	74.11
7.000 - 7.499	371	117,008,043.59	13.76	7.200	704	77.33
7.500 - 7.999	425	136,619,750.50	16.06	7.672	696	78.38
8.000 - 8.499	249	82,508,409.36	9.70	8.125	703	77.79
8.500 - 8.999	23	10,257,277.77	1.21	8.550	676	78.85
9.000 - 9.375	4	1,575,904.52	0.19	9.250	712	75.86
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The weighted average current rate, as of the cut-off date is approximately 6.835%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
180 - 300	1	591,597.70	0.07	5.875	797	80.00
301 - 360	2,014	849,485,083.82	99.87	6.835	710	75.28
361 - 480	1	522,000.00	0.06	6.875	669	90.00
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
176 - 300	1	591,597.70	0.07	5.875	797	80.00
301 - 360	2,014	849,485,083.82	99.87	6.835	710	75.28
361 - 479	1	522,000.00	0.06	6.875	669	90.00
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The weighted average remaining term, as of the cut-off date is approximately 358 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	2,016	850,598,681.52	100.00	6.835	710	75.29
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	952	421,670,550.66	49.57	6.699	710	73.60
Has Simultaneous Seconds	1,064	428,928,130.86	50.43	6.968	710	76.95
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
19.05 - 20.00	1	999,950.00	0.12	6.500	641	19.05
20.01 - 25.00	2	214,933.54	0.03	7.477	643	25.00
25.01 - 30.00	3	830,000.00	0.10	6.377	740	27.98
30.01 - 35.00	7	3,389,053.35	0.40	6.179	721	32.46
35.01 - 40.00	8	3,875,387.83	0.46	6.603	712	37.06
40.01 - 45.00	14	8,724,968.09	1.03	6.328	688	42.26
45.01 - 50.00	15	8,607,178.23	1.01	6.732	715	48.42
50.01 - 55.00	18	11,284,289.29	1.33	6.167	737	52.84
55.01 - 60.00	35	24,489,923.75	2.88	6.320	724	57.58
60.01 - 65.00	63	38,225,888.17	4.49	6.355	714	63.35
65.01 - 70.00	232	95,653,208.00	11.25	6.906	713	69.01
70.01 - 75.00	249	121,045,115.70	14.23	6.873	710	74.10
75.01 - 80.00	1,220	494,621,129.38	58.15	6.865	710	79.70
80.01 - 85.00	18	5,589,727.40	0.66	7.235	684	84.40
85.01 - 90.00	60	16,374,546.55	1.93	7.300	683	89.90
90.01 - 95.00	63	14,677,643.97	1.73	7.506	690	94.82
95.01 - 100.00	8	1,995,738.27	0.23	7.503	707	99.93
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The weighted average original loan-to-value ratio is approximately 75.29%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
19.05 - 20.00	1	999,950.00	0.12	6.500	641	19.05
20.01 - 30.00	5	1,044,933.54	0.12	6.603	720	27.36
30.01 - 40.00	13	5,302,441.18	0.62	6.436	712	34.91
40.01 - 50.00	25	15,141,719.28	1.78	6.525	691	44.52
50.01 - 60.00	48	30,660,027.54	3.60	6.311	732	55.76
60.01 - 70.00	144	87,677,520.77	10.31	6.499	712	65.47
70.01 - 75.00	152	78,158,291.53	9.19	6.711	709	73.05
75.01 - 80.00	448	195,257,549.36	22.96	6.706	713	78.46
80.01 - 85.00	37	17,045,192.13	2.00	6.806	696	79.83
85.01 - 90.00	281	112,600,210.36	13.24	6.870	704	79.49
90.01 - 95.00	289	99,816,433.93	11.73	7.060	706	80.66
95.01 - 100.00	573	206,894,411.90	24.32	7.133	711	78.75
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The weighted average combined loan-to-value ratio is approximately 83.93%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Not Available	1	466,938.35	0.05	5.500	N/A	50.40
603 - 620	10	5,302,426.91	0.62	6.705	615	74.67
621 - 640	131	44,220,433.50	5.20	7.313	631	74.82
641 - 660	182	71,852,220.73	8.45	6.964	651	74.81
661 - 680	305	118,930,647.17	13.98	7.011	671	76.30
681 - 700	336	145,825,902.88	17.14	6.886	690	75.57
701 - 720	295	124,905,900.49	14.68	6.885	710	76.34
721 - 740	245	106,887,325.17	12.57	6.806	730	75.83
741 - 760	219	98,458,751.01	11.58	6.656	750	76.12
761 - 780	148	64,436,501.52	7.58	6.535	771	73.05
781 - 800	110	53,402,241.40	6.28	6.519	788	72.12
801 - 820	33	15,492,392.39	1.82	6.365	807	72.12
821 - 825	1	417,000.00	0.05	6.875	825	79.43
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The non-zero weighted average FICO, as of the cut-off date is approximately 710.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	545	312,563,364.02	36.75	6.521	713	75.03
Florida	396	151,116,784.69	17.77	7.235	707	76.48
Arizona	102	38,699,270.89	4.55	6.977	718	76.03
New Jersey	79	30,097,705.12	3.54	7.171	695	76.68
Virginia	67	29,439,350.09	3.46	6.695	708	75.13
Illinois	96	29,425,881.67	3.46	7.191	701	75.18
Nevada	62	26,532,721.38	3.12	6.742	712	76.54
Maryland	69	26,304,248.10	3.09	6.787	696	73.24
Washington	64	24,457,527.02	2.88	6.491	718	75.42
New York	39	21,898,312.49	2.57	6.810	689	75.36
Georgia	69	19,780,164.63	2.33	6.925	713	76.42
Colorado	39	16,814,683.75	1.98	6.989	716	73.33
North Carolina	51	13,010,112.63	1.53	7.147	706	74.42
South Carolina	27	12,674,286.11	1.49	6.940	707	73.21
Utah	26	11,098,649.60	1.30	7.128	723	75.57
Massachusetts	33	10,159,220.75	1.19	7.177	709	78.81
Connecticut	18	8,776,809.53	1.03	6.679	694	65.87
Minnesota	23	7,486,664.11	0.88	7.695	716	75.39
Pennsylvania	27	6,863,086.38	0.81	7.471	691	76.09
Oregon	23	5,722,297.80	0.67	6.991	717	77.30
District of Columbia	13	5,663,134.32	0.67	6.658	706	71.75
Texas	18	5,037,254.74	0.59	6.821	729	77.99
Hawaii	6	4,526,450.00	0.53	6.588	737	68.95
Michigan	16	3,203,475.19	0.38	7.147	733	78.48
Idaho	8	2,851,244.21	0.34	7.011	707	74.10
New Mexico	2	2,693,633.00	0.32	5.887	773	56.40
New Hampshire	8	2,478,165.66	0.29	6.750	710	73.02
Alabama	5	2,312,096.83	0.27	7.053	732	78.69
Delaware	8	2,241,007.66	0.26	7.433	693	73.03
Missouri	11	2,173,504.41	0.26	6.831	710	75.46
Rhode Island	7	1,954,549.82	0.23	7.109	685	80.04
Ohio	10	1,753,912.25	0.21	6.947	726	76.89
Wyoming	5	1,378,869.96	0.16	6.815	701	66.74
Montana	4	1,149,674.52	0.14	7.300	681	75.80
Tennessee	2	1,142,000.00	0.13	6.960	759	76.90
Mississippi	6	1,118,440.07	0.13	6.852	708	68.10
Louisiana	8	1,054,158.76	0.12	7.665	666	80.08
Wisconsin	4	1,010,386.08	0.12	6.691	778	80.71
Maine	4	899,486.89	0.11	7.563	696	75.46
Kentucky	3	738,043.24	0.09	7.023	720	79.62
Kansas	1	708,000.00	0.08	6.125	733	80.00
Arkansas	1	630,000.00	0.07	6.000	649	76.36
Indiana	7	561,453.15	0.07	7.781	653	66.93
Oklahoma	2	155,600.00	0.02	8.027	715	73.91
Nebraska	1	140,000.00	0.02	8.125	764	80.00
South Dakota	1	103,000.00	0.01	7.000	774	80.00
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
6-Month LIBOR	1,287	372,766,405.43	43.82	7.328	703	77.40
12-Month LIBOR	705	464,780,377.41	54.64	6.458	715	73.68
12-Month Treasury	24	13,051,898.68	1.53	6.159	732	72.22
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	1,287	372,766,405.43	43.82	7.328	703	77.40
Annually	729	477,832,276.09	56.18	6.449	715	73.64
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	1,156	589,641,271.16	69.32	6.589	714	74.53
2.501 - 3.000	126	52,356,755.96	6.16	6.557	708	73.57
3.001 - 3.500	4	2,249,800.00	0.26	7.064	648	79.02
4.501 - 5.000	730	206,350,854.40	24.26	7.605	700	77.84
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The weighted average gross margin, as of the cut-off date is approximately 2.950%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	7	4,257,232.60	0.50	6.429	718	70.33
3.000	16	6,405,240.74	0.75	6.533	681	73.84
5.000	1,910	806,208,118.26	94.78	6.846	710	75.31
6.000	83	33,728,089.92	3.97	6.662	718	75.74
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.010%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	1,207	340,866,715.51	40.07	7.387	702	77.58
2.000	809	509,731,966.01	59.93	6.465	715	73.76
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.599%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
8.875 - 8.999	1	514,392.00	0.06	3.875	804	80.00
9.000 - 9.499	1	428,410.00	0.05	4.375	777	80.00
9.500 - 9.999	6	3,341,815.00	0.39	4.789	722	78.57
10.000 - 10.499	14	8,120,931.38	0.95	5.260	734	74.93
10.500 - 10.999	167	105,935,188.95	12.45	5.775	728	71.91
11.000 - 11.499	283	171,289,961.04	20.14	6.191	716	73.26
11.500 - 11.999	402	182,829,106.50	21.49	6.675	710	74.32
12.000 - 12.499	378	122,787,465.55	14.44	7.095	706	77.31
12.500 - 12.999	460	151,443,515.10	17.80	7.558	698	77.72
13.000 - 13.499	266	88,039,938.40	10.35	8.056	702	77.58
13.500 - 13.999	30	13,246,713.08	1.56	8.325	686	78.72
14.000 - 14.375	8	2,621,244.52	0.31	8.782	704	77.51
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The weighted average maximum gross rate, as of the cut-off date is approximately 11.887%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	1,156	589,641,271.16	69.32	6.589	714	74.53
2.501 - 3.000	124	51,248,755.96	6.03	6.555	708	73.43
3.001 - 3.500	4	2,249,800.00	0.26	7.064	648	79.02
4.501 - 5.000	730	206,350,854.40	24.26	7.605	700	77.84
6.001 - 6.500	1	668,000.00	0.08	6.375	715	80.00
7.001 - 7.125	1	440,000.00	0.05	7.125	671	80.00
Total	2,016	850,598,681.52	100.00	6.835	710	75.29
The weighted average minimum gross rate, as of the cut-off date is approximately 2.955%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2011-06	1	624,375.00	0.07	8.000	734	75.00
2011-07	1	315,000.00	0.04	8.000	755	70.00
2011-08	1	88,000.00	0.01	7.750	685	80.00
2011-09	6	2,550,130.87	0.30	7.798	695	79.83
2011-10	5	1,586,167.55	0.19	7.684	700	74.65
2011-11	32	12,602,665.00	1.48	6.720	721	71.84
2011-12	67	25,408,691.40	2.99	7.277	709	74.56
2012-01	349	98,593,231.07	11.59	7.366	704	77.14
2012-02	659	190,620,951.61	22.41	7.394	706	76.59
2012-03	96	51,236,296.08	6.02	6.555	704	72.84
2012-04	518	311,538,171.42	36.63	6.556	711	75.50
2012-05	65	37,947,507.01	4.46	6.750	710	75.34
2013-05	1	546,250.00	0.06	6.250	783	79.17
2013-08	2	1,081,800.00	0.13	6.750	722	60.73
2013-09	3	1,761,373.72	0.21	6.976	700	69.95
2013-10	5	2,806,753.59	0.33	6.361	703	70.72
2013-11	33	10,573,023.45	1.24	6.474	704	74.14
2013-12	30	12,407,513.79	1.46	6.489	713	74.13
2014-01	59	38,681,418.71	4.55	6.071	725	73.28
2014-02	46	24,811,218.03	2.92	6.011	721	71.90
2014-03	6	4,170,655.75	0.49	6.748	727	75.53
2014-04	25	16,964,938.47	1.99	6.414	723	69.78
2014-05	6	3,682,549.00	0.43	6.221	738	74.18
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	1,170	493,342,841.59	58.00	6.780	707	74.76
PUD	407	178,535,886.49	20.99	6.926	713	76.05
Condominium	289	111,773,346.12	13.14	6.931	714	76.56
Two to Four Family	116	46,701,357.57	5.49	7.120	712	76.00
PUD Detached	34	20,245,249.75	2.38	6.173	729	72.87
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Investor	458	120,942,519.88	14.22	7.420	716	74.88
Primary	1,435	679,260,251.04	79.86	6.727	708	75.40
Second Home	123	50,395,910.60	5.92	6.879	721	74.78
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Construction	3	2,016,166.00	0.24	8.437	735	75.85
Purchase	1,082	415,392,923.22	48.84	6.983	714	78.51
Cash-Out Refinance	672	283,731,418.84	33.36	6.778	701	71.89
Rate/Term Refinance	259	149,458,173.46	17.57	6.509	714	72.79
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Income - No Assets	315	95,740,355.47	11.26	7.382	713	75.35
No Income - Verified Assets	295	103,780,211.75	12.20	7.349	713	77.71
Stated Income - No Assets	207	150,831,511.82	17.73	6.408	713	71.12
Stated Income - Stated Assets	145	45,827,765.57	5.39	7.272	693	76.42
Stated Income - Verified Assets	797	329,334,443.59	38.72	6.832	709	76.55
Verified Income - No Assets	26	19,231,927.74	2.26	6.323	675	74.14
Verified Income - Stated Assets	3	468,883.62	0.06	7.813	708	76.57
Verified Income - Verified Assets	228	105,383,581.96	12.39	6.347	715	74.61
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
N/A	265	80,078,491.75	9.41	7.093	703	75.64
60	112	67,566,862.69	7.94	6.380	718	73.67
84	6	4,117,725.49	0.48	6.228	748	66.68
120	1,633	698,835,601.59	82.16	6.853	710	75.46
Total	2,016	850,598,681.52	100.00	6.835	710	75.29

Collateral Summary: Group 2
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	668
Aggregate Original Principal Balance:	$135,590,740.40	(+/-) 7%
Aggregate Current Principal Balance:	$135,509,174.27	(+/-) 7%
Average Original Loan Balance:	$202,980.15	Approx.
Average Current Loan Balance:	$202,858.05	Approx.
Percent of Interest Only Loans:	84.81%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	25.27%	Approx.
Wtd. Avg. Net/Gross Coupon:	7.103%/7.429%	(+/-) 7 bps
GWAC Range:	6.500%/9.250%	Approx.
Index:
6-Month LIBOR	99.07%	Approx.
12-Month LIBOR	0.93%	Approx.
One Year CMT	0.00%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	3.683%/4.010%	(+/-) 7 bps
12-Month LIBOR	2.003%/2.250%	(+/-) 7 bps
One Year CMT	N/A	(+/-) 7 bps
Reset Frequency:
Semi-Annually	99.07%	Approx.
Annually	0.93%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	57	(+/-) 1 month
Wtd. Avg. Next Change Date:	1/24/2012	Approx.
Wtd. Avg. Initial Cap:	4.980%	Approx.
Wtd. Avg. Periodic Cap:	1.016%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	3.667%/3.994%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	12.123%/12.45%	(+/-) 7 bps
Wtd. Avg. Original LTV:	77.26%	Approx.
Wtd. Avg. Combined LTV:	85.38%	Approx.
Percent with Simultaneous Second Lien:	45.12%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	699	Approx.
Geographic Distribution: (>5%)
Florida	21.79%	Approx.
California	12.55%	Approx.
Illinois	8.01%	Approx.
Arizona	6.46%	Approx.
Originators: (>10%)
American Home	83.30%	Approx.
Opteum	11.02%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
34,000.00 - 50,000.00	9	375,692.69	0.28	8.001	690	76.53
50,000.01 - 75,000.00	37	2,327,504.39	1.72	7.788	715	78.74
75,000.01 - 100,000.00	57	5,079,529.27	3.75	7.624	696	75.72
100,000.01 - 125,000.00	53	6,021,990.92	4.44	7.571	713	77.43
125,000.01 - 150,000.00	77	10,626,837.60	7.84	7.478	699	75.33
150,000.01 - 175,000.00	65	10,541,356.04	7.78	7.461	709	76.99
175,000.01 - 200,000.00	71	13,296,747.39	9.81	7.442	694	78.61
200,000.01 - 225,000.00	55	11,778,582.42	8.69	7.381	700	77.32
225,000.01 - 250,000.00	55	13,147,974.87	9.70	7.435	692	77.21
250,000.01 - 275,000.00	31	8,154,023.21	6.02	7.379	707	78.40
275,000.01 - 300,000.00	49	14,162,557.10	10.45	7.342	686	75.57
300,000.01 - 333,700.00	33	10,356,607.75	7.64	7.469	697	78.75
333,700.01 - 350,000.00	17	5,821,432.04	4.30	7.403	694	78.05
350,000.01 - 400,000.00	33	12,455,317.46	9.19	7.258	710	78.32
400,000.01 - 500,000.00	24	10,167,021.12	7.50	7.469	695	75.96
500,000.01 - 600,000.00	1	556,000.00	0.41	6.625	698	80.00
600,000.01 - 640,000.00	1	640,000.00	0.47	7.625	715	80.00
Total	668	135,509,174.27	100.00	7.429	699	77.26
The average current balance, as of the cut-off date is approximately $202,858.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
34,000.00 - 50,000.00	9	375,692.69	0.28	8.001	690	76.53
50,000.01 - 75,000.00	37	2,327,504.39	1.72	7.788	715	78.74
75,000.01 - 100,000.00	57	5,079,529.27	3.75	7.624	696	75.72
100,000.01 - 125,000.00	53	6,021,990.92	4.44	7.571	713	77.43
125,000.01 - 150,000.00	77	10,626,837.60	7.84	7.478	699	75.33
150,000.01 - 175,000.00	65	10,541,356.04	7.78	7.461	709	76.99
175,000.01 - 200,000.00	71	13,296,747.39	9.81	7.442	694	78.61
200,000.01 - 225,000.00	55	11,778,582.42	8.69	7.381	700	77.32
225,000.01 - 250,000.00	55	13,147,974.87	9.70	7.435	692	77.21
250,000.01 - 275,000.00	31	8,154,023.21	6.02	7.379	707	78.40
275,000.01 - 300,000.00	49	14,162,557.10	10.45	7.342	686	75.57
300,000.01 - 333,700.00	33	10,356,607.75	7.64	7.469	697	78.75
333,700.01 - 350,000.00	17	5,821,432.04	4.30	7.403	694	78.05
350,000.01 - 400,000.00	33	12,455,317.46	9.19	7.258	710	78.32
400,000.01 - 500,000.00	24	10,167,021.12	7.50	7.469	695	75.96
500,000.01 - 600,000.00	1	556,000.00	0.41	6.625	698	80.00
600,000.01 - 640,000.00	1	640,000.00	0.47	7.625	715	80.00
Total	668	135,509,174.27	100.00	7.429	699	77.26
The average balance at origination is approximately $202,980.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
American Home	569	112,882,180.34	83.30	7.455	701	76.47
Citimortgage	2	700,000.00	0.52	6.500	757	56.66
Countrywide	1	80,000.00	0.06	6.875	769	80.00
Opteum	63	14,934,366.06	11.02	7.375	684	84.72
Pmc	8	2,343,760.40	1.73	6.742	681	73.45
Silver State	1	385,400.58	0.28	8.000	685	80.00
Taylor Bean	6	972,340.00	0.72	7.545	674	77.66
Weichert	17	2,923,126.89	2.16	7.340	691	76.82
Wells Fargo	1	288,000.00	0.21	7.750	710	80.00
Total	668	135,509,174.27	100.00	7.429	699	77.26

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Citimortgage	262	52,660,585.50	38.86	7.498	694	77.04
Countrywide	1	80,000.00	0.06	6.875	769	80.00
Opteum	63	14,934,366.06	11.02	7.375	684	84.72
Wells Fargo	342	67,834,222.71	50.06	7.389	706	75.78
Total	668	135,509,174.27	100.00	7.429	699	77.26

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
6.500 - 6.999	132	29,738,074.56	21.95	6.729	703	72.90
7.000 - 7.499	172	36,692,274.85	27.08	7.213	705	76.36
7.500 - 7.999	214	43,334,508.89	31.98	7.676	693	79.67
8.000 - 8.499	141	24,535,182.22	18.11	8.106	696	78.80
8.500 - 8.999	8	1,144,210.75	0.84	8.643	674	93.66
9.000 - 9.250	1	64,923.00	0.05	9.250	632	95.00
Total	668	135,509,174.27	100.00	7.429	699	77.26
The weighted average current rate, as of the cut-off date is approximately 7.429%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	668	135,509,174.27	100.00	7.429	699	77.26
Total	668	135,509,174.27	100.00	7.429	699	77.26
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
351 - 360	668	135,509,174.27	100.00	7.429	699	77.26
Total	668	135,509,174.27	100.00	7.429	699	77.26
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	668	135,509,174.27	100.00	7.429	699	77.26
Total	668	135,509,174.27	100.00	7.429	699	77.26
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	363	74,371,435.81	54.88	7.459	690	77.64
Has Simultaneous Seconds	305	61,137,738.46	45.12	7.393	710	76.80
Total	668	135,509,174.27	100.00	7.429	699	77.26

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
25.00 - 25.00	1	84,933.54	0.06	7.250	628	25.00
25.01 - 30.00	1	150,000.00	0.11	6.875	674	27.13
30.01 - 35.00	1	149,491.60	0.11	6.875	691	32.61
35.01 - 40.00	2	249,939.13	0.18	7.885	646	37.91
40.01 - 45.00	4	988,789.04	0.73	6.701	681	42.42
45.01 - 50.00	3	856,864.92	0.63	6.825	685	48.23
50.01 - 55.00	6	1,250,569.34	0.92	6.962	718	53.26
55.01 - 60.00	3	627,903.00	0.46	7.418	657	57.16
60.01 - 65.00	17	3,933,749.28	2.90	6.913	672	63.28
65.01 - 70.00	111	19,781,078.03	14.60	7.233	707	69.68
70.01 - 75.00	89	20,385,973.11	15.04	7.406	702	74.50
75.01 - 80.00	356	70,947,628.24	52.36	7.502	702	79.80
80.01 - 85.00	12	3,271,126.40	2.41	7.396	684	84.40
85.01 - 90.00	35	7,664,216.20	5.66	7.566	686	89.85
90.01 - 95.00	24	4,741,405.89	3.50	7.799	678	94.50
95.01 - 100.00	3	425,506.55	0.31	8.412	693	99.67
Total	668	135,509,174.27	100.00	7.429	699	77.26
The weighted average original loan-to-value ratio is approximately 77.26%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
25.00 - 30.00	2	234,933.54	0.17	7.011	657	26.36
30.01 - 40.00	3	399,430.73	0.29	7.507	663	35.93
40.01 - 50.00	7	1,845,653.96	1.36	6.759	683	45.12
50.01 - 60.00	9	1,878,472.34	1.39	7.114	698	54.56
60.01 - 70.00	45	9,841,823.87	7.26	7.126	684	67.02
70.01 - 75.00	49	11,669,151.63	8.61	7.316	692	74.29
75.01 - 80.00	177	33,149,614.70	24.46	7.575	694	79.49
80.01 - 85.00	15	4,028,113.42	2.97	7.311	694	82.54
85.01 - 90.00	123	24,413,807.87	18.02	7.540	702	81.03
90.01 - 95.00	131	26,138,110.52	19.29	7.461	713	80.19
95.01 - 100.00	107	21,910,061.69	16.17	7.353	699	77.33
Total	668	135,509,174.27	100.00	7.429	699	77.26
The weighted average combined loan-to-value ratio is approximately 85.38%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
620 - 620	2	310,699.99	0.23	7.633	620	73.77
621 - 640	56	10,514,031.74	7.76	7.512	630	74.84
641 - 660	66	14,034,664.15	10.36	7.366	652	74.91
661 - 680	131	29,258,939.00	21.59	7.485	670	78.36
681 - 700	121	23,729,572.38	17.51	7.490	689	78.69
701 - 720	88	17,478,022.14	12.90	7.427	710	77.26
721 - 740	69	14,205,568.08	10.48	7.423	731	77.70
741 - 760	50	10,356,648.42	7.64	7.332	750	78.49
761 - 780	44	7,834,549.67	5.78	7.433	769	76.51
781 - 800	28	4,920,429.43	3.63	7.233	790	74.91
801 - 814	13	2,866,049.27	2.12	7.066	805	74.27
Total	668	135,509,174.27	100.00	7.429	699	77.26
The non-zero weighted average FICO, as of the cut-off date is approximately 699.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Florida	147	29,521,235.87	21.79	7.477	694	78.07
California	56	17,001,973.42	12.55	7.160	707	73.13
Illinois	57	10,852,701.35	8.01	7.441	709	78.24
Arizona	40	8,751,106.61	6.46	7.380	694	75.55
New Jersey	27	6,038,708.84	4.46	7.394	676	80.29
Massachusetts	23	5,969,226.46	4.41	7.412	697	78.20
Maryland	27	5,334,783.68	3.94	7.604	685	75.83
Washington	24	5,304,194.42	3.91	7.274	697	77.38
North Carolina	29	4,519,082.15	3.33	7.502	702	77.50
Oregon	19	4,175,920.43	3.08	7.343	719	77.44
Georgia	30	3,866,242.96	2.85	7.816	694	82.14
Nevada	17	3,432,302.38	2.53	7.223	711	77.06
Minnesota	14	3,221,862.23	2.38	7.869	707	76.97
Virginia	15	2,801,072.90	2.07	7.483	697	81.26
Pennsylvania	17	2,790,185.73	2.06	7.648	692	78.68
Colorado	15	2,493,301.25	1.84	7.565	703	80.99
Connecticut	8	2,089,004.96	1.54	7.360	685	71.16
South Carolina	9	1,766,482.11	1.30	7.506	679	78.45
Utah	6	1,492,700.58	1.10	7.617	697	76.96
Rhode Island	5	1,397,999.82	1.03	7.332	682	78.92
New York	4	1,258,250.00	0.93	7.343	684	76.18
Michigan	9	1,224,645.00	0.90	7.599	698	76.37
Texas	8	1,174,356.94	0.87	7.487	737	78.83
Missouri	9	1,095,611.41	0.81	7.414	724	72.16
District of Columbia	5	1,044,850.00	0.77	7.757	699	76.95
Louisiana	7	929,265.81	0.69	7.653	670	80.76
New Hampshire	4	767,374.08	0.57	6.999	690	77.67
Idaho	5	761,517.58	0.56	7.637	710	75.50
Ohio	5	684,508.64	0.51	7.026	772	79.07
Hawaii	1	556,000.00	0.41	6.625	698	80.00
Maine	2	529,486.89	0.39	7.750	665	76.78
Wisconsin	3	518,386.08	0.38	7.584	756	81.39
Montana	2	463,354.52	0.34	6.941	714	70.00
Wyoming	3	345,469.96	0.25	7.734	712	80.00
Delaware	3	331,644.27	0.24	7.939	737	83.82
Indiana	6	312,202.30	0.23	8.006	677	75.52
Mississippi	3	303,050.07	0.22	7.422	714	80.00
Alabama	1	177,469.33	0.13	6.750	793	70.00
Oklahoma	2	155,600.00	0.11	8.027	715	73.91
Kentucky	1	56,043.24	0.04	7.875	668	74.93
Total	668	135,509,174.27	100.00	7.429	699	77.26

Index (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	5	1,260,000.00	0.93	6.825	711	80.00
6-Month LIBOR	663	134,249,174.27	99.07	7.435	699	77.23
Total	668	135,509,174.27	100.00	7.429	699	77.26

Rate Adjustment Frequency (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	663	134,249,174.27	99.07	7.435	699	77.23
Annually	5	1,260,000.00	0.93	6.825	711	80.00
Total	668	135,509,174.27	100.00	7.429	699	77.26

Gross Margin (%) (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	235	47,255,938.44	34.87	7.267	705	77.45
2.501 - 3.000	12	2,836,100.40	2.09	6.924	686	68.03
4.501 - 5.000	421	85,417,135.43	63.03	7.536	696	77.46
Total	668	135,509,174.27	100.00	7.429	699	77.26
The weighted average gross margin, as of the cut-off date is approximately 3.994%.

Initial Rate Cap (%) (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
3.000	6	1,863,760.40	1.38	6.600	693	63.00
5.000	656	132,673,073.87	97.91	7.440	699	77.45
6.000	6	972,340.00	0.72	7.545	674	77.66
Total	668	135,509,174.27	100.00	7.429	699	77.26
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.980%.

Periodic Rate Cap (%) (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	657	133,276,834.27	98.35	7.434	699	77.23
2.000	11	2,232,340.00	1.65	7.139	695	78.98
Total	668	135,509,174.27	100.00	7.429	699	77.26
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.016%

Maximum Gross Rate (%) (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
11.500 - 11.999	125	27,715,314.16	20.45	6.739	704	73.60
12.000 - 12.499	172	36,692,274.85	27.08	7.213	705	76.36
12.500 - 12.999	219	44,949,269.29	33.17	7.629	693	78.94
13.000 - 13.499	138	24,129,842.22	17.81	8.108	696	78.78
13.500 - 13.999	10	1,552,210.75	1.15	8.342	669	89.87
14.000 - 14.250	4	470,263.00	0.35	8.173	685	82.07
Total	668	135,509,174.27	100.00	7.429	699	77.26
The weighted average maximum gross rate, as of the cut-off date is approximately 12.450%.

Minimum Gross Rate (%) (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	235	47,255,938.44	34.87	7.267	705	77.45
2.501 - 3.000	12	2,836,100.40	2.09	6.924	686	68.03
4.501 - 5.000	421	85,417,135.43	63.03	7.536	696	77.46
Total	668	135,509,174.27	100.00	7.429	699	77.26
The weighted average minimum gross rate, as of the cut-off date is approximately 3.994%.

Next Rate Change Date (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2011-08	1	88,000.00	0.06	7.750	685	80.00
2011-09	2	460,764.62	0.34	8.061	680	79.18
2011-10	3	620,934.19	0.46	7.206	697	74.25
2011-11	11	1,890,590.00	1.40	7.283	696	75.91
2011-12	33	7,200,219.15	5.31	7.654	690	77.87
2012-01	196	38,193,124.88	28.18	7.477	697	76.95
2012-02	352	70,457,273.15	51.99	7.416	705	75.98
2012-03	13	3,495,449.94	2.58	6.963	689	75.70
2012-04	50	11,344,539.80	8.37	7.444	681	85.76
2012-05	7	1,758,278.54	1.30	6.904	695	82.77
Total	668	135,509,174.27	100.00	7.429	699	77.26

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	386	73,613,875.45	54.32	7.425	696	76.76
PUD	111	24,050,980.25	17.75	7.378	700	78.48
Condominium	106	19,654,812.80	14.50	7.469	705	77.71
Two to Four Family	65	18,189,505.77	13.42	7.474	704	77.16
Total	668	135,509,174.27	100.00	7.429	699	77.26

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Investor	367	65,319,662.28	48.20	7.581	711	76.74
Primary	242	57,258,871.91	42.25	7.259	684	77.57
Second Home	59	12,930,640.08	9.54	7.417	703	78.49
Total	668	135,509,174.27	100.00	7.429	699	77.26

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	291	51,341,844.67	37.89	7.513	717	78.37
Cash-Out Refinance	319	69,839,532.64	51.54	7.402	687	75.58
Rate/Term Refinance	58	14,327,796.96	10.57	7.259	693	81.44
Total	668	135,509,174.27	100.00	7.429	699	77.26

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Income - No Assets	135	26,326,155.48	19.43	7.475	695	75.93
No Income - Verified Assets	139	31,808,927.97	23.47	7.437	707	77.69
Stated Income - No Assets	1	80,000.00	0.06	6.875	769	80.00
Stated Income - Stated Assets	65	13,550,438.79	10.00	7.507	691	77.29
Stated Income - Verified Assets	278	55,604,928.19	41.03	7.422	698	77.45
Verified Income - Stated Assets	3	468,883.62	0.35	7.813	708	76.57
Verified Income - Verified Assets	47	7,669,840.22	5.66	7.137	697	78.56
Total	668	135,509,174.27	100.00	7.429	699	77.26

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	129	20,579,337.08	15.19	7.602	698	79.67
60	4	1,180,000.00	0.87	6.822	707	80.00
120	535	113,749,837.19	83.94	7.404	699	76.79
Total	668	135,509,174.27	100.00	7.429	699	77.26